Exhibit 15

August 12, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated August 2, 2022 and May 3, 2022 on our reviews of interim financial information of Sonoco Products Company, which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended July 3, 2022 and April 3, 2022, are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 214 N. Tryon Street, Suite 4200, Charlotte, NC 28202 T: (704) 344 7500, www.pwc.com/us